Exhibit 99.1

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.investorvote.com/BPRN or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BPRN

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1.	Election of the following eight directors to the Bank’s Board of Directors;

	For	Withhold		For	Withhold		For	Withhold
01 - Richard Gillespie	☐	☐	02 - Stephen Distler	☐	☐	03 - Ross Wishnick	☐	☐
04 - Robert Ridolfi	☐	☐	05 - Judith Giacin	☐	☐	06 - Stephen Shueh	☐	☐
07 - Martin Tuchman	☐	☐	08 - Edward Dietzler	☐	☐

		For	Against	Abstain		For	Against	Abstain

2.	Advisory vote to approve named executive officer compensation;	☐	☐	☐	3. Proposal to ratify the selection of Wolf & Company, P.C. as the Bank’s independent registered public accounting firm for the fiscal year ending December 31, 2022;	☐	☐	☐

4.

Proposal to approve the formation of a bank holding company by approving and adopting an Agreement and Plan of Reorganization and Merger (which we refer to as the “Plan”) pursuant to which (a) the Bank will, subject to necessary approvals, become a wholly owned subsidiary of a newly formed corporation known as Princeton Bancorp, Inc. (which we refer to as the “Holding Company”), and (b) each outstanding share of common stock of the Bank will be exchanged, by operation of law, for one share of common stock of the Holding Company.

		☐	☐	☐	5. To consider and vote upon a proposal to adjourn or postpone the Meeting, if more time is needed, to allow the Bank to solicit additional votes in favor of the Plan.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

(Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

03L0IB

The 2022 Annual Meeting of Stockholders of The Bank of Princeton will be held on April 29th, 2022 at 10:00AM EST,

virtually via the Internet at meetnow.global/MUYU7F6

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BPRN

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — THE BANK OF PRINCETON

ANNUAL MEETING OF STOCKHOLDERS

APRIL 29, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel J. O’Donnell, with full power of substitution, to vote, as designated below, all the shares of The Bank of Princeton common stock held of record by the undersigned at the close of business on March 11, 2022, at the annual meeting of stockholders to be held April 29, 2022, and at any and all adjournments or postponements thereof. The undersigned hereby revokes any and all earlier-dated proxies with respect to such annual meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of each of the board of directors’ director nominees and FOR the approval of proposals 2, 3, 4 and 5 being submitted to the stockholders at the annual meeting. The board of directors recommends a vote FOR each of its director nominees, and FOR the approval of proposals 2, 3, 4 and 5.

Should a director nominee be unable to serve as a director, an event The Bank of Princeton does not currently anticipate, the person named in this proxy reserves the right, in his discretion, to vote for a substitute nominee designated by the board of directors.

This proxy may be revoked by delivering to the Secretary of The Bank of Princeton on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later-dated proxy relating to the same shares of The Bank of Princeton common stock, or by virtually attending the annual meeting via the Internet and voting online. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the person named in this proxy shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from The Bank of Princeton, prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to be held on April 29, 2022, the related Proxy Statement, and The Bank of Princeton’s 2021 Annual Report.

PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE

(Continued, and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address – Please print new address below.                                Comments — Please print your comments below.

∎